Calculation of Filing Fee Tables
F-10
Largo Inc.
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
		Other	Common Shares, Warrants, Units, Debt Securities, Subscription Receipts	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 146,680,000.00	0.0001381	$ 20,256.51
Fees Previously Paid
			Total Offering Amounts:				$ 146,680,000.00		$ 20,256.51
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 20,256.51
Offering Note
[1]	Largo Inc. (the "Registrant") is registering under this Registration Statement on Form F-10 (this "Registration Statement") such indeterminate number of [common shares, warrants and units] of the Registrant as shall have an aggregate initial offering price not to exceed US$367,200,000 (converted from C$500,000,000 at an exchange rate of C$1.00 = US$0.7344, which was the daily exchange rate as reported by the Bank of Canada on May 5, 2026). Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the common shares, warrants, units, debt securities and subscription receipts under this Registration Statement. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "U.S. Securities Act") with respect to the common shares, warrants, units, debt securities and subscription receipts to be sold by the Registrant. In no event will the aggregate offering price of all common shares, warrants, units, debt securities and subscription receipts sold by the Registrant from time to time pursuant to this Registration Statement exceed US$367,200,000 (converted from C$500,000,000 at an exchange rate of C$1.00 = US$0.7344, which was the daily exchange rate as reported by the Bank of Canada on May 5, 2026). Pursuant to Rule 416 under the U.S. Securities Act, this Registration Statement also covers an indeterminate number of additional common shares, warrants, units, debt securities and subscription receipts that may be offered or issued by the Registrant in connection with any share split, share dividend or any similar transaction.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date